Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Patricia Hogan
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9393
kpatterson@websense.com	phogan@websense.com

N E W S R E L E A S E

Websense Reports Record First Quarter Billings and Revenue,

Reiterates 2011 Guidance Ranges

•	GAAP revenues of $88.6 million, up 11 percent year over year
•	Net billings of $76.7 million, up three percent year over year
•	TRITON solution billings of $34.4 million, up 42 percent year over year
•	GAAP earnings per diluted share of 20 cents; non-GAAP earnings per diluted share of 35 cents
•	Operating cash flow of $31.4 million

SAN DIEGO, April 26, 2011 — Websense, Inc. (NASDAQ: WBSN) today announced financial results for the first quarter of 2011. Commenting on the company’s results and market position, Websense CEO Gene Hodges said, “Our competitive position continues to strengthen as we sustained business momentum through the first quarter. Continued growth in adoption of our TRITONTM solutions drove key metrics up from a year ago, including billings, average contract value, average contract duration and customer retention. These results reinforce our belief that we are on track to return to low double-digit billings growth by the second half of the year, with accompanying increases in cash flow.”

Hodges added, “Our TRITON integrated content security solutions solve problems important to our customers and reduce their overall cost of ownership. We are seeing increasing demand from enterprise-class organizations worldwide. We will further extend our technology leadership and create the opportunity for customers to consolidate their Web and email security on a single unified platform with on-premise and cloud-based security when our TRITON Security Gateway and Email Security Gateway solutions become generally available within the next week.”

First Quarter 2011 GAAP Results

The following table summarizes the company’s first quarter results, calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP):

Millions, except percentages and earnings per share	Q1’11	Q1’10	Y/Y Change
Revenues	$88.6	$79.8	11.1%
Appliance revenue	$8.2	$1.8	348.4%
Appliance revenue recognized from deferred revenue	$3.5	$1.7	108.5%
Income from operations	$7.8	$3.7	112.4%
GAAP effective tax rate	8.0%	53.1%	-45.1 pts
Net income	$8.1	$0.8	872.6%
Earnings per share	$0.20	$0.02	900.0%
Weighted average diluted shares outstanding	41.4	44.1	-6.1%
Cash flow from operations	$31.4	$34.4	-8.8%
Deferred revenue	$382.3	$375.0	2.0%

On January 1, 2011, Websense was required to adopt ASU 2009-13 and ASU 2009-14, resulting in the immediate recognition of hardware revenues upon sale. Consequently, first quarter 2011 revenues include total appliance revenues of $8.2 million, consisting of $4.7 million of revenue recognized from first quarter 2011 appliance billings and $3.5 million in appliance revenues recognized from pre-2011 appliance billings that were included in deferred revenue. As discussed further below, we will continue to recognize pre-2011 appliance sales from deferred revenue ratably during the remaining subscription terms. First quarter pre-tax income was correspondingly impacted, and compared with the first quarter of 2010, approximately $2.2 million of our increase in pre-tax income was attributable to the change in appliance revenue recognition. The impact of accounting and policy changes on our 2011 results is described more fully in the “2011 Policy Changes” section of this release.

First Quarter 2011 Non-GAAP(1) Results

The following table summarizes the company’s first quarter non-GAAP results, which management believes provides meaningful supplemental information regarding first quarter and historical performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends, and prospects and compare current operating results with historic operating results:

Millions, except percentages and earnings per share	Q1’11	Q1’10	Y/Y Change
Total net billings	$76.7	$74.6	2.7%
Net billings to end-user customers	$75.6	$71.8	5.3%
Incremental net end-user billings[2]	$21.0	$20.5	2.8%
Net end-user billings from renewals	$54.6	$51.4	6.3%
OEM billings	$1.1	$2.8	-62.9%
International net billings to end-user customers	$42.2	$37.7	12.0%
As a percentage of total net billings
Net billings to end-user customers	98.6%	96.2%	+2.4 pts
Incremental net end-user billings[2]	27.4%	27.4%	No change
Net end-user billings from renewals	71.2%	68.8%	+2.4 pts
OEM billings	1.4%	3.8%	-2.4 pts
International net billings to end-user customers	55.8%	52.4	+3.4 pts
GAAP/non-GAAP revenue[3]	$88.6 [3]	$81.8 [3]	8.3%
Non-GAAP income from operations	$17.1	$18.8	-9.1%
Non-GAAP effective tax rate	20.0%	32.6%	-12.6 pts
Non-GAAP net income	$14.6	$11.6	25.6%
Non-GAAP earnings per share	$0.35	$0.26	34.6%

1.	A detailed description of the company’s non-GAAP financial measures appears under “Non-GAAP Financial Measures” and a full reconciliation of GAAP to non-GAAP results is included at the end of this news release in the tables “Reconciliation of GAAP to Non-GAAP Financial Measures.”
2.	Incremental billings include upgrades to new products purchased by existing/renewing customers (i.e., data security, cloud-based security, and the incremental portion of Web security gateway family migrations) and new customer billings, regardless of product.
3.	The company is reporting GAAP revenues for 2011 because the difference in GAAP and non-GAAP revenues is no longer significant. Non-GAAP revenues are provided for 2010 for purposes of historical comparison. Non-GAAP revenue of $81.8 million in the first quarter of 2010 included approximately $2.0 million of revenue from SurfControl that would have been recognized during the first quarter of 2010 had SurfControl remained an independent operating company reporting under GAAP. This subscription revenue was included in SurfControl’s deferred revenue as of the date of the acquisition, but was not recognized as revenue on a post-acquisition basis under GAAP due to a required write-down of SurfControl’s deferred revenue to fair value as of the acquisition date.

As described above, on January 1, 2011, Websense was required to adopt ASU 2009-13 and ASU 2009-14, resulting in the immediate recognition of hardware revenues upon sale. Also effective January 1, 2011, the company restructured its international distribution operations, which is expected to reduce the complexity and compliance risks associated with the company’s global distribution activities, and the company changed its policy used in determining its non-GAAP effective tax rate. The combination of the tax impact associated with the international distribution restructuring and the change in policy used to determine the non-GAAP effective tax rate reduced the company’s non-GAAP effective tax rate to 20%. First quarter non-GAAP net income was correspondingly impacted by the changes in revenue recognition policy and the company’s new non-GAAP effective tax rate, and compared with the first quarter of 2010, approximately half of our increase in non-GAAP net income was attributable to the after-tax impact of the change in appliance revenue recognition and approximately half was attributable to the reduction in the non-GAAP effective tax rate. The impact of accounting and policy changes on our 2011 results is described more fully in the “2011 Policy Changes” section of this release.

Q1 2011 Supplemental Metrics

The following table summarizes first quarter 2011 supplemental business metrics:

Millions, except percentages, contract values, duration and DSOs	Q1’11	Q1’10	Y/Y Change
Net end-user billings by product group
TRITON solution billings[1]	$34.4	$24.2	42.3%
Non-TRITON solution billings[1]	$41.2	$47.6	-13.5%
As a percentage of net end-user billings
TRITON solution billings[1]	45.5%	33.6%	+11.9 pts
Non-TRITON solution billings[1]	54.5%	66.4%	-11.9 pts
Appliance billings	$4.7	$3.7	26.0%
Appliance billings (as a percentage of total billings)	6.1%	4.9%	+1.2 pts
Average annualized contract value	$9,200	$7,900	16.5%
Average contract duration (months)	23.6	22.9	3.1%
Cash and cash equivalents (excluding restricted)	$79.3	$88.3	-10.2%
Secured loan outstanding[1]	$63.0	$75.0	-16.0%
Days billings outstanding (DSOs)	65	65	No change
Share repurchases ($)	$25.0	$20.0	25.0%
Share repurchases (shares)	1.2	1.0	25.4%

1.	TRITON solutions include the Web security gateway family of products (including WSG appliances), data security, and cloud-based security solutions. Non-TRITON solutions include Web filtering products, including Web Security Suite (WSS) and WSS appliances, and on-premise email security.

Quarterly Business Highlights

Recent business highlights include several significant milestones. Since the beginning of the year, Websense:

•	Shipped the TRITON Security Gateway and Email Security Gateway solutions to customers in the Early Access Program. Both products are expected to be generally available in the second quarter of 2011.

•	Received industry and technology recognition from:

•	Gartner Inc., as the 2010 market share leader in Secure Web Gateway based on total software worldwide[1].

•	Frost & Sullivan, as the recipient of the 2010 Global Market Share Leadership Award for Content Filtering.

•	Infonetics, as the 2010 leader in Content Security Gateway software[2].

•	SC Magazine, as the winner of the 2011 SC Magazine Europe “Best Content Filtering” Award for Websense TRITON and the 2011 SC Magazine Award for “Best Web Content Management Product.”

•

Announced plans to extend the company’s advanced data loss prevention to mobile devices, including iPads, iPhones, Android, and other mobile platforms with the Websense® Mobile DLP™ technology. Websense Mobile DLP is part of the Websense TRITON architecture and allows organizations to control the availability of sensitive data over mobile email to– protect corporate data from loss and theft.

[1]	Gartner, “Market Share: Security Software, Worldwide, 2010” by Ruggero Contu & Matthew Cheung, Mar. 30, 2011
[2]	Infonetics Research, “2011-Content Security Appliances and Software Market, Size, Share, and Forecasts – 4Q10, Feb. 28. 2011

•	Announced Cloud DLP™ functionality for salesforce.com, which allows organizations to fingerprint and protect data stored on salesforce.com.

•	Added Arrow Electronics as a second broad-line North American distributor to complement the coverage of Ingram Micro.

•	Achieved certification of customer support in the Americas, EMEA, and APAC by exceeding Service Capability & Performance (SCP) Standards.

•

More than doubled the number of partner system engineers (SEs) with advanced technical certification. More than 280 reseller SEs have achieved advanced technical certification on the TRITON Web Security Gateway (WSG) solution, increasing the capacity of the channel to demonstrate and implement TRITON solutions.

Future Outlook

Websense provides annual guidance on anticipated financial performance for the year based on an assessment of the current business environment, historical seasonal business trends, and prevailing exchange rates between the U.S. dollar and other major currencies. Annual guidance is updated each quarter with the release of quarterly results.

In providing guidance, the company emphasizes that all forward-looking statements are based on current expectations, including average contract duration between 22 and 24 months, and prevailing currency exchange rates of $1.42 for the Euro and $1.61 for the Pound Sterling. The company disclaims any obligation to update the statements as circumstances change.

2011 Outlook (as of 04/26/11)
Net billings	$357 – $374 million
Net billings to end-user customers	$351 – $368 million
OEM billings	Approximately $6 million
Appliance billings	6-7% of total net billings
GAAP revenues	$358 – $368 million
Non-GAAP gross margin	Approximately 84%
Non-GAAP operating expenses	Increase 8-9% y/y
Non-GAAP earnings per diluted share	$1.50 – $1.60
Estimated non-GAAP effective tax rate	Approximately 20%
Average diluted shares outstanding	Approximately 40 million
Cash flow from operations	$80 – $90 million
Capital expenditures	Approximately $10 million

Management further indicates:

•	Sequential growth in billings is expected to follow historical seasonal patterns for the year.

•	Second quarter billings are expected to increase by low-to-mid single digits compared with the second quarter of 2010.

•

Deferred revenue from appliance billings as of the end of 2010 will continue to be recognized ratably. A total of $11.4 million in pre-2011 appliance billings is expected to be recognized from deferred revenue in 2011, with $3.5 million of this amount being recognized in the first quarter of 2011.

•	Year over year billings growth is expected to trend higher in the third and fourth quarters as sales productivity improves and TRITON solutions continue to gain momentum.

•	Growth in operating cash flow is expected to reach the mid-teens in 2012.

2011 Policy Changes

The Company’s first quarter results and future outlook reflect the following changes in policy and accounting standards, effective January 1, 2011:

•	Adoption of ASU 2009-13, Revenue Arrangements with Multiple Deliverables and ASU 2009-14, Certain Revenue Arrangements that Contain Software Elements

Websense was required to implement new revenue recognition rules under which revenue for sales of appliances and the related costs are recognized when sold and all other revenue recognition criteria are met. In general, this means Websense is no longer amortizing the revenue and costs for appliance sales booked in 2011 over the software subscription period. Adoption of the new rules did not change recognition of subscription software revenue or how billings are reported. The adoption of these rules, compared with our previous method of ratable appliance recognition, could increase the variability in revenue and net income in any given quarter. The range of expected annual appliance billings provided for 2011 reflects this variability between quarterly reporting periods.

The new rules were not adopted retroactively and approximately $20 million in deferred revenue and approximately $9 million in deferred costs associated with pre-2011 appliance sales will be recognized ratably over the remaining subscription terms. For 2011, revenues, GAAP net income and non-GAAP net income are expected to include approximately $11.4 million in revenues and $5.1 million in costs associated with pre-2011 appliance sales, as well as revenues and costs associated with 2011 appliance billings. 2011 guidance assumes that 2011 appliance billings will total 6 to 7 percent of total 2011 net billings and will be recognized as revenues immediately. Based on the total net billings guidance range and recognition of $11.4 million in appliance revenues from current deferred revenues, appliances are expected to account for between 9 and 10 percent of total 2011 revenues. Accelerated recognition of appliance revenues and costs is expected to add approximately 14 cents to 2011 non-GAAP earnings per diluted share.

•	International Distribution Restructuring

Effective January 1, 2011, the company restructured its international distribution operations to reduce the complexity and compliance risks associated with its global distribution activities. The new structure also is expected to reduce the company’s long-term non-GAAP effective tax rate by approximately six percentage points, resulting in an increase of the company’s non-GAAP earnings per diluted share by approximately 12 cents, compared with 2010.

•	Change in Policy Used to Determine Non-GAAP Effective Tax Rate

Beginning with the first quarter of 2011, the company’s non-GAAP tax rate will reflect estimated tax benefits from the company’s equity-based compensation plan and other tax deductible amortization. These benefits are fully reflected in the calculation of the GAAP tax provision and have the effect of reducing the company’s cash tax obligations. By including these tax benefits in the non-GAAP effective tax rate, the company’s non-GAAP tax provision is expected to more closely reflect the company’s cash tax obligations over time. The company will continue to exclude share-based compensation expense and amortization from operating expenses when reporting its non-GAAP net income and non-GAAP earnings per fully diluted shares.

This policy change is expected to reduce the 2011 non-GAAP effective tax rate by about six percentage points and increase non-GAAP earnings per diluted share by approximately 11 cents, compared with 2010.

Conference Call Details

Management will host a conference call and simultaneous webcast to discuss the financial results and outlook today, April 26, at 2 p.m. Pacific Daylight Time. To participate in the conference call, investors should dial 866-757-5630 (domestic) or 707-287-9356 (international) 10 minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed on the

Internet at www.websense.com/investors. An archive of the webcast will be available on the company’s website through June 30, 2011, and a recorded replay of the call will be available for one week at 800-642-1687 or 706-645-9291, pass code 55941076.

Non-GAAP Financial Measures

This news release provides financial measures for the first quarter of 2010, including measures for revenue, income from operations, net income, effective tax rate and earnings per diluted share, that include revenue from SurfControl that would have been recognized during the first quarter of 2010 under subscriptions that were included in deferred revenue as of the date of the acquisition but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of the write-down of SurfControl’s deferred revenue to fair value as of the acquisition date. The first quarter of 2011 does not reflect any adjustments for revenue for SurfControl. In addition, first quarter non-GAAP operating results for the first quarters of 2011 and 2010 exclude certain cash and non-cash expenses relating to the company’s acquisitions, primarily including amortization of intangible assets and deferred financing fees, as well as share-based compensation expense. For the first quarter of 2011, the company’s non-GAAP effective tax rate includes the effect of the tax benefits the company receives from equity-based compensation programs and the amortization of tax deductible goodwill. The company’s non-GAAP effective tax rate for 2010 excludes these tax effects as this was the manner in which the company originally reported its 2010 non-GAAP effective tax rate and non-GAAP net income. As described above, guidance for 2011 and future periods includes the related tax effects on the company’s non-GAAP effective tax rate, and therefore the company’s non-GAAP net income. Based on the foregoing, the company’s presentation of non-GAAP revenues, operating expenses, income from operations, net income, and earnings per diluted share are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends, and prospects and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and a more detailed explanation of each non-GAAP financial measure and its uses are provided at the end of this news release.

This news release also includes financial measures for net billings, net billings by product and net international billings for the first quarter of 2011, net billings outlook for 2011, and other billings-related measures that are not numerical measures that can be calculated in accordance with GAAP. Websense provides these measurements in reporting financial performance because these measurements provide a consistent basis for understanding the company’s sales activities in the current period. The company believes these measurements are useful to investors because the GAAP measurements of revenues and deferred revenue in the current period include subscription contracts commenced in prior periods. The rollforward of deferred revenue (which includes net billings and revenues) for the first quarter of 2011 is set forth at the end of this news release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in unified Web security, email security, and data loss prevention (DLP) solutions, delivers the best content security for modern threats at the lowest total cost of ownership to tens of thousands of enterprise, mid-market and small organizations around the world. Distributed through a global network of channel partners and delivered as software, appliance and Security-as-a-Service (SaaS), Websense content security solutions help organizations leverage Web 2.0 and cloud communication, collaboration, and social media while protecting from advanced persistent threats, preventing the loss of confidential information and enforcing Internet use and security policies. Websense is headquartered in San Diego, California with offices around the world. For more information, visit www.websense.com.

Follow Websense on Twitter: www.twitter.com/websense

Join the discussion on Facebook: www.facebook.com/websense

# # #

This news release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including financial estimates, the statements of Gene Hodges, statements about our sales execution and competitive position, billings, revenue and growth trends, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks relating to currency exchange rates and impacts of macro-economic conditions on our customers, the risks of ongoing compliance with the covenants in the company’s credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Websense, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues	$88,634	$79,770
Cost of revenues	14,663	12,151

Gross profit	73,971	67,619
Operating expenses:
Selling and marketing	40,855	40,749
Research and development	14,160	14,125
General and administrative	11,164	9,076

Total operating expenses	66,179	63,950

Income from operations	7,792	3,669
Interest expense	(426)	(1,145)
Other income (expense), net	1,464	(744)

Income before income taxes	8,830	1,780
Provision for income taxes	709	945

Net income	$8,121	$835

Basic net income per share	$0.20	$0.02

Diluted net income per share	$0.20	$0.02

Weighted average shares - basic	40,531	43,213

Weighted average shares - diluted	41,398	44,110

Financial Data:
Total deferred revenue	$382,334	$374,990

Websense, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,343	$77,390
Cash and cash equivalents - restricted	218	256
Accounts receivable, net	55,414	82,182
Income tax receivable/prepaid income tax	429	2,760
Current portion of deferred income taxes	36,243	36,191
Other current assets	14,200	14,708

Total current assets	185,847	213,487
Cash and cash equivalents - restricted, less current portion	443	434
Property and equipment, net	17,161	16,944
Intangible assets, net	38,189	41,078
Goodwill	372,445	372,445
Deferred income taxes, less current portion	7,276	6,352
Deposits and other assets	13,429	11,203

Total assets	$634,790	$661,943

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,859	$6,858
Accrued compensation and related benefits	21,433	22,168
Other accrued expenses	18,790	18,704
Current portion of income taxes payable	60	549
Current portion of deferred tax liability	774	367
Current portion of deferred revenue	245,911	251,890

Total current liabilities	293,827	300,536
Other long term liabilities	1,624	2,388
Income taxes payable, less current portion	16,750	16,065
Secured loan	63,000	67,000
Deferred tax liability, less current portion	4,300	1,877
Deferred revenue, less current portion	136,423	142,414

Total liabilities	515,924	530,280
Stockholders’ equity:
Common stock	551	548
Additional paid-in capital	380,717	373,229
Treasury stock, at cost	(308,972)	(282,570)
Retained earnings	49,374	41,253
Accumulated other comprehensive loss	(2,804)	(797)

Total stockholders’ equity	118,866	131,663

Total liabilities and stockholders’ equity	$634,790	$661,943

Websense, Inc.

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Three Months Ended March 31,
	2011	2010
Operating activities:
Net income	$8,121	$835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,510	9,428
Share-based compensation	5,505	6,584
Deferred income taxes	119	(1,250)
Unrealized gain on foreign exchange	(750)	(268)
Excess tax benefit from share-based compensation	(529)	(747)
Changes in operating assets and liabilities:
Accounts receivable	26,779	29,427
Other assets	(1,316)	(2,609)
Accounts payable	(403)	817
Accrued compensation and related benefits	(1,078)	(1,623)
Other liabilities	(2,201)	(3,374)
Deferred revenue	(11,974)	(5,121)
Income taxes payable and receivable/prepaid	2,627	2,336

Net cash provided by operating activities	31,410	34,435

Investing activities:
Change in restricted cash and cash equivalents	38	(238)
Purchase of property and equipment	(1,911)	(2,537)
Purchase of intangible assets	(275)	—

Net cash used in investing activities	(2,148)	(2,775)

Financing activities:
Proceeds from secured loan	26,000	—
Principal payments on secured loan	(30,000)	(12,000)
Principal payments on capital lease obligation	(569)	—
Proceeds from exercise of stock options	1,711	7,571
Excess tax benefit from share-based compensation	529	747
Tax payments related to restricted stock unit issuances	(1,401)	(1,643)
Purchase of treasury stock	(23,969)	(20,170)

Net cash used in financing activities	(27,699)	(25,495)

Effect of exchange rate changes on cash and cash equivalents	390	(715)
Increase in cash and cash equivalents	1,953	5,450
Cash and cash equivalents at beginning of period	77,390	82,862

Cash and cash equivalents at end of period	$79,343	$88,312

Income taxes paid, net of refunds	$694	$566

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
GAAP Revenues	$88,634	$79,770
Deferred revenue related to SurfControl acquisition (1)	—	2,047

Non-GAAP Revenues	$88,634	$81,817

GAAP Gross profit	$73,971	$67,619
Deferred revenue related to SurfControl acquisition (1)	—	2,047
Amortization of acquired technology (3)	645	2,124
Share-based compensation (2)	285	332

Gross profit adjustment	930	4,503

Non-GAAP Gross profit	$74,901	$72,122

GAAP Operating expenses	$66,179	$63,950
Amortization of other intangible assets (3)	(3,160)	(4,381)
Share-based compensation (2)	(5,220)	(6,252)

Operating expense adjustment	(8,380)	(10,633)

Non-GAAP Operating expenses	$57,799	$53,317

GAAP Income from operations	$7,792	$3,669
Gross profit adjustment	930	4,503
Operating expense adjustment	8,380	10,633

Non-GAAP Income from operations	$17,102	$18,805

GAAP Net income	$8,121	$835
Gross profit adjustment	930	4,503
Operating expense adjustment	8,380	10,633
Amortization of deferred financing fees (4)	60	288
Income tax effect on the above items (5)	(102)	(4,664)
Tax related adjustments from other discrete items (6)	(2,829)	—

Non-GAAP Net income	$14,560	$11,595

GAAP Net income per share	$0.20	$0.02
Non-GAAP adjustments as described above per share, net of tax (1-6)	0.15	0.24

Non-GAAP Net income per share	$0.35	$0.26

The non-GAAP financial measures included in the tables above are non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: acquisition related adjustments, share-based compensation expense, amortization of intangible assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. The annual operating plan approved by our Board of Directors is based upon non-GAAP financial measures and our management incentive plans also use non-GAAP financial measures as performance objectives. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-financial measures.

(1)	Deferred revenue related to SurfControl. We completed our acquisition of SurfControl in October 2007. At the time of the acquisition, SurfControl had recorded deferred revenue related to subscriptions commenced in the past for which revenue would be recognized in future periods (during the term of the subscriptions) as revenue recognition criteria are satisfied. The purchase accounting rules required us to write down a significant portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with the SurfControl deferred revenue that would have been recognized during the relevant accounting period that was excluded as a result of these purchase accounting adjustments, as we believe this provides information about the impact on operations of the acquired business in a manner consistent with the revenue recognition for our pre-existing services. We further believe that the inclusion of non-GAAP revenue enables investors to better understand the impact of the acquisition on the baseline revenue of the combined company and provides useful information to investors on revenue trends impacting the combined business. As of December 31, 2010, we removed the remaining balance of the deferred revenue related to SurfControl acquisition as it was no longer significant nor meaningful as the acquisition of SurfControl occurred in 2007.
(2)	Share-based compensation. Consists of non-cash expenses for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with the fair value method of accounting for share-based compensation. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
(3)	Amortization of acquired technology and other intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trade-marks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
(4)	Amortization of deferred financing fees. This is a non-cash charge that is disregarded by the Company’s management when evaluating our ongoing performance and/or predicting our earnings trends, and excluded by us when presenting our non-GAAP financial measures. Further, we believe it is useful to investors to understand the specific impact of this charge on our operating results.
(5)	Income tax effect on the above items. This amount adjusts the GAAP provision for income taxes to reflect our non-GAAP provision for taxes in computing non-GAAP net income. Our non-GAAP tax provision includes estimated tax benefits from the Company’s share-based compensation plans and other tax deductible amortization.
(6)	Tax related adjustments from other discrete items. This amount represents the non-recurring tax effect from the transfer of customer relationship intangible assets and the related deferred tax liabilities from a higher tax rate jurisdiction to a lower tax rate jurisdiction. The tax benefit is reflected in the first quarter of 2011 upon the completion of our global distribution restructuring and is not expected to recur.

Websense, Inc.

Rollforward of Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance at December 31, 2010	$394,304
Net billings during first quarter 2011	76,659
Less revenue recognized during first quarter 2011	(88,634)
Translation adjustment	5

Deferred revenue balance at March 31, 2011	$382,334